FIRST AMENDMENT TO THE
                      1995 SPLIT-DOLLAR INSURANCE AGREEMENT

                                 BY AND BETWEEN
                      MICROAGE, INC. AND ROBERT G. O'MALLEY


     This First Amendment to the 1995 Split-Dollar Insurance Agreement by and between MICROAGE, INC., a Delaware corporation (hereinafter referred to as "MicroAge"), PINACOR, INC., a Delaware corporation (hereinafter referred to as "Pinacor"), and ROBERT G. O'MALLEY (hereinafter referred to as "Insured") is effective as of the 30th day of June, 1999.

                                    RECITALS

     WHEREAS, MicroAge and Insured entered into a Split-Dollar Insurance Agreement dated September 1, 1995 (hereinafter referred to as "Agreement") and a Collateral Assignment Form dated September 1, 1995 (hereinafter referred to as "CAF");

     WHEREAS, the Agreement pertains to a policy of insurance on the life of Insured issued by The Northwestern Mutual Life Insurance Company (hereinafter referred to as "Insurer"), in the face amount of Seven Hundred Fifty Thousand Dollars ($750,000), with policy number 13453221 (hereinafter referred as "Policy"), as identified on Schedule A to the Agreement;

     WHEREAS, MicroAge was required to pay certain premiums due on the Policy pursuant to Article II of the Agreement, and Insured was deemed the owner of the Policy;

     WHEREAS, pursuant to the Agreement and the CAF, Insured assigned to MicroAge a security interest in the Policy for the repayment of the premiums paid by MicroAge to Insurer;

     WHEREAS, pursuant to the Agreement MicroAge and Insured agreed to divide the proceeds of the Policy into two parts in the event of the death of Insured, with MicroAge receiving an amount equal to MicroAge's security interest in the
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Policy, and Insured's designated  beneficiary receiving the balance of the death benefit;

     WHEREAS, Pinacor is a subsidiary of MicroAge, and both Pinacor and MicroAge desire that MicroAge's interest and obligations under the Agreement be assigned to Pinacor, and Insured agrees to such assignment;

     The parties, therefore, in consideration of the mutual promises contained herein, hereby agree as follows:

                                   AGREEMENTS

     1. ASSIGNMENT BY MICROAGE. MicroAge hereby assigns to Pinacor any and all of its right, title, and interest in the Policy, any and all of its interest acquired under the CAF, and any and all of its duties and obligations under the Agreement.

     2. ASSUMPTION BY PINACOR. Pinacor hereby assumes any and all of MicroAge's right, title and interest in the Policy, and any and all of MicroAge's duties and obligations under the Agreement, including but not limited to the obligation to pay the premiums due on the Policy, and agrees to perform the Agreement in the same manner and to the same extent that MicroAge would be required to perform if no such assignment had taken place.

     3. INDEMNIFICATION BY PINACOR. Pinacor agrees to defend, indemnify and hold MicroAge harmless from and against any claims, losses or liability which arise from the Agreement or this First Amendment to the Split-Dollar Insurance Agreement (hereinafter referred to as "Amendment"), or from Pinacor's exercise of its duties and responsibilities under the Agreement or the Amendment, including but not limited to claims of Insured, or losses or liability resulting therefrom. Pinacor also agrees to pay or reimburse MicroAge for any and all costs, damages or losses including without limitation any out-of-pocket expenses and reasonable attorneys' fees incurred in the investigation or defense of any such claims.
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     4.  CONSENT OF  INSURED.  Insured  hereby  consents  to the  assignment  by
MicroAge and the assumption by Pinacor of any and all of MicroAge's right, title and interest in the Policy, and any and all duties and obligations arising from the Agreement.

     5. RELEASE BY INSURED. Insured releases, on behalf of himself and his heirs, executors, administrators and assigns, any and all claims of any nature whatsoever against MicroAge and its affiliates, agents, officers, owners, directors, employees, insurers and assigns, arising out of or related in any manner whatsoever to the Policy, the Agreement, the Amendment, and/or the CAF, and MicroAge's acts or omissions in connection therewith. The foregoing release does not extend to or include Pinacor.

     6. COLLATERAL ASSIGNMENT FORM. Insured agrees to execute and deliver to Pinacor and Insurer a Collateral Assignment Form in connection with the execution of this Amendment, establishing Pinacor as the direct beneficiary of the Policy in an amount equal to the total amount of premiums paid to Insurer on the Policy, whether paid by Pinacor or MicroAge.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the 24th day of June, 1999.

                                        MICROAGE, INC., a Delaware Corporation

                                        By /s/ JEFFREY D. MCKEEVER
                                           -------------------------------------
                                        Its Chairman of the Board and Chief
                                            Executive Officer

                                        PINACOR, INC., a Delaware Corporation

                                        By /s/ JAMES G. MANTON
                                           -------------------------------------
                                        Its President


                                        By /s/ ROBERT G. O'MALLEY
                                           -------------------------------------
                                           ROBERT G. O'MALLEY